UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2021

COLUMBIA PROPERTY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	001-36113 (Commission File Number)	20-0068852 (I.R.S. Employer Identification No.)

315 Park Avenue South, Suite 500

New York, NY 10010

(Address of principal executive offices) (Zip Code)

(212) 687-0800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CXP	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 7, 2021, Columbia Property Trust, Inc. (the “Company”), Columbia Property Trust Operating Partnership, L.P. (“Company OP”), Panther Merger Parent, Inc. (“Parent”) and Panther Merger Sub, LLC (“Merger Sub”) entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Merger Sub will merge with and into Company OP (the “Partnership Merger”) with Company OP remaining as the surviving entity, and immediately following the Partnership Merger, Parent will merge with and into the Company with the Company remaining as the surviving entity (the “Merger” and, together with the Partnership Merger, the “Mergers”). The Mergers and the other transactions contemplated by the Merger Agreement were unanimously approved by the Company’s Board of Directors (the “Company Board”). Parent and Merger Sub are affiliates of funds managed by Pacific Investment Management Company LLC (“PIMCO”).

Pursuant to the terms and conditions in the Merger Agreement, at the effective time of the Partnership Merger (the “Partnership Merger Effective Time”), each outstanding common unit of partnership interest in Company OP (the “Company OP Common Units”) owned by persons other than the Company will be automatically converted into the right to receive an amount in cash equal to $19.30 (the “Company OP Common Unit Payment Amount”) and (ii) each outstanding Series A preferred unit of partnership interest in Company OP (the “Company OP Series A Preferred Units”), pursuant to the terms of the Company OP Series A Preferred Units, will be automatically converted into the right to receive $26.50. Pursuant to the terms and conditions in the Merger Agreement, at the effective time of the Merger (the “Merger Effective Time”), each share of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) (other than certain excluded shares specified in the Merger Agreement) that is issued and outstanding immediately prior to the Merger Effective Time will automatically be converted into the right to receive an amount in cash equal to $19.30 (the “Merger Consideration”).

The Merger Agreement further provides that at Parent’s request, in connection with the closing of the Mergers, subject to applicable law, (i) Company OP will declare one or more special cash dividends in amounts specified by Parent (collectively, the “Special Dividend”) to holders of Company OP Common Units, and the Company OP Common Unit Payment Amount will be decreased by an amount equal to the per share amount of the Special Dividend, such that holders of Company OP Common Units will receive, in the aggregate, $19.30 per unit in cash, and (ii) the Company will declare one or more special cash dividends in amounts specified by Parent (collectively, the “REIT Dividend”) to holders of Company Common Stock, and the Merger Consideration will be decreased by an amount equal to the per share amount of the REIT Dividend, such that holders of Company Common Stock will receive, in the aggregate, $19.30 per share in cash.

The Merger Agreement contains customary representations, warranties and covenants, including, among others, covenants of the Company to use commercially reasonable efforts to conduct its business in all material respects in the ordinary course of business consistent with past practice, subject to certain exceptions, during the period between the execution of the Merger Agreement and the consummation of the Mergers. The consummation of the Mergers is subject to certain customary closing conditions, including, among other things, approval of the Merger by the affirmative vote of the holders of shares of Company Common Stock entitled to cast a majority of all the votes entitled to be cast on the matter at a meeting of Company stockholders (the “Company Stockholder Approval”). The obligations of the parties to consummate the Mergers are not subject to a financing condition.

The Company has agreed not to solicit or enter into an agreement regarding a Company Takeover Proposal (as defined in the Merge Agreement), and, subject to certain exceptions, is not permitted to enter into discussions or negotiations concerning, or provide non-public information to a third party in connection with, any Company Takeover Proposal (as defined in the Merger Agreement). However, the Company may, prior to obtaining the Company Stockholder Approval, engage in discussions or negotiations and provide non-public information to a third party that makes an unsolicited written Company Takeover Proposal, if the Company Board determines in good faith, after consultation with independent financial advisors and outside legal counsel, that the Company Takeover Proposal constitutes, or could reasonably be expected to lead to, a Company Superior Proposal (as defined in the Merger Agreement).

The Merger Agreement may be terminated under certain circumstances by the Company, including prior to obtaining the Company Stockholder Approval and in connection with a Company Superior Proposal (as defined in the Merger Agreement), if, after following certain procedures, the Company enters into a definitive agreement providing for the implementation of a Company Superior Proposal (as defined in the Merger Agreement). In addition, Parent may terminate the Merger Agreement under certain circumstances and subject to certain restrictions, including if the Company Board effects a Company Adverse Recommendation Change (as defined in the Merger Agreement).

Upon a termination of the Merger Agreement, under certain circumstances, the Company will be required to pay a termination fee to Parent of $86 million. In addition, upon a termination of the Merger Agreement, under certain circumstances, the Company will be required to reimburse Parent for out-of-pocket fees and expenses up to $15 million, which amount will offset any termination fee paid by the Company to Parent as described in the preceding sentence. In addition, upon a termination of the Merger Agreement, under certain circumstances, Parent will be required to pay a termination fee to the Company of $196 million. Certain funds managed by PIMCO have guaranteed certain payment obligations of Parent and Merger Sub under the Merger Agreement, up to a cap of $196 million.

In connection with the Mergers, Parent, Company OP, Allianz U.S. Private REIT LP (“Allianz US”), APKV US Private REIT LP (“APKV”) and AZ VERS US Private REIT LP (“AZ Vers” and together with Allianz US and APKV, the “Buyer”) have entered into a Partnership Interest Purchase Agreement (the “Partnership Interest Purchase Agreement”) pursuant to which Company OP’s equity interests in Columbia REIT— University Circle, LP and Columbia REIT – 221 Main Street, LP will be sold to Buyer, subject to the occurrence of the Partnership Merger, with the proceeds of such sale to be used to fund a portion of the Special Dividend. In the event that the Merger Agreement is terminated, the Partnership Interest Purchase Agreement will automatically terminate without further obligation of any party thereunder.

The foregoing description of the Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference. The Merger Agreement has been attached as an exhibit to provide shareholders with information regarding its terms. It is not intended to provide any other factual or financial information about the Company, Parent or any of their respective affiliates or businesses. The representations, warranties, covenants and agreements contained in the Merger Agreement were made only for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties have been qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Shareholders should not rely on the representations, warranties, covenants and agreements contained in the Merger Agreement or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Company OP, Parent, Merger Sub or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company, Company OP, Parent, Merger Sub and their respective affiliates and the transactions contemplated by the Merger Agreement that will be contained in or attached as an annex to the proxy statement that the Company will file in connection with the transactions contemplated by the Merger Agreement, as well as in the other filings that the Company will make with the U.S. Securities and Exchange Commission (the “SEC”).

On September 7, 2021, concurrent with the execution of the Merger Agreement, the Company, Company OP and holders of Company OP Series A Preferred Units representing a majority of the outstanding Company OP Series A Preferred Units, voting as a separate class, approved an amendment to the Amended and Restated Agreement of Limited Partnership of Columbia OP (the “Partnership Agreement Amendment”), which amendment providing that the Company OP Series A Preferred Units shall not be entitled to receive any part of any Special Dividend or REIT Dividend paid pursuant to the Merger Agreement.

The foregoing description of the Partnership Agreement Amendment is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Partnership Agreement Amendment, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 7, 2021, the Company Board approved and adopted an amendment to the Company's Fourth Amended and Restated Bylaws (the “Bylaw Amendment”) to add a new Article XIV designating the Circuit Court for Baltimore City, Maryland, or, if that court does not have jurisdiction, another state or federal court sitting in Maryland as the exclusive forum for certain legal actions related to the Company. The Bylaw Amendment is effective as of September 7, 2021.

The foregoing description of the Bylaws Amendment is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws Amendment, which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On September 7, 2021, the Company issued a press release announcing its entry into the Merger Agreement. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information furnished under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description
2.1	Agreement and Plan of Merger by and among Columbia Property Trust, Inc., Company Property Trust Operating Partnership, L.P., Panther Merger Parent, Inc. and Panther Merger Sub, LLC, dated September 7, 2021
3.1	Amendment to Bylaws of Columbia Property Trust, Inc.
10.1	Amendment to Amended and Restated Partnership Agreement of Company Property Trust Operating Partnership, L.P.
99.1	Press Release, issued September 7, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this communication may constitute forward-looking statements of Columbia Property Trust, Inc. (the “Company”) within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on management’s current expectations and involve a number of risks and uncertainties. Some of the factors that may affect outcomes and results include, but are not limited to: (i) risks associated with the Company’s ability to obtain the stockholder approval required to consummate the proposed transaction and the timing of the closing of the proposed transaction, including the risks that the conditions to closing will not be satisfied within the expected timeframe or at all, or that the closing of the proposed transaction will not occur, (ii) the outcome of any legal proceedings that may be instituted against the parties and others related to the proposed transaction, (iii) unanticipated difficulties or expenditures relating to the proposed transaction, the response of business partners and competitors to the announcement of the proposed transaction, and/or potential difficulties in employee retention as a result of the announcement and pendency of the proposed transaction, (iv) changes affecting the real estate industry and changes in financial markets, interest rates and foreign currency exchange rates, (v) maintenance of real estate investment trust (“REIT”) status, (vi) availability of financing and capital, to the Company and/or in connection with the proposed transaction, (vii) changes in demand for developed properties, (viii) changes in national, international, regional and local economic climates, and (ix) those additional risks and uncertainties set forth in the Company’s filings with the U.S. Securities and Exchange Commission (“SEC”), including its most recent annual report on Form 10-K. The Company cautions readers not to place undue reliance on these forward-looking statements, which are based on current expectations and speak as of the date of such statements. The Company makes no representations or warranties (express or implied) about the accuracy of, nor do they intend to publicly update or revise any such forward-looking statements contained herein, whether as a result of new information, future events or otherwise, except for such updates as may be required by law.

Important Additional Information and Where to Find It

This communication relates to the proposed transaction involving Columbia Property Trust, Inc. (the “Company”). In connection with the proposed transaction, the Company will file relevant materials with the SEC, including a proxy statement (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or for any other document that the Company may file with the SEC and send to the Company’s stockholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge in the Investors section of the Company’s corporate website at www.columbia.reit.

Participants in the Solicitation

The Company, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies with respect to the proposed transaction. Information regarding the names of the Company’s directors and executive officers and certain other individuals and their respective interests in the Company by security holdings or otherwise is set forth in the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2020, which was filed with the SEC on February 18, 2021, its proxy statement for its 2021 annual meeting of stockholders, which was filed with the SEC on April 8, 2021 and other filings filed with the SEC. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in the Proxy Statement and other relevant materials to be filed with the SEC when they become available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 7, 2021

COLUMBIA PROPERTY TRUST, INC.

By:	/s/ James A. Fleming
Name: James A. Fleming
Title: Chief Financial Officer